Exhibit 10.44

FORM OF GUARANTEE

THIS GUARANTEE is made as of the ∎ day of ∎, 2020,

BY:	BEP SUBCO INC., a company incorporated under the laws of the Province of Ontario (the “Guarantor” or the “Corporation”)

IN FAVOUR OF:	BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”)

RECITALS:

A.

The Borrower (as defined below), The Bank of New York Mellon and the Trustee have entered into an amended and restated trust indenture dated as of November 23, 2011 (as amended, extended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of Debentures as therein described.

B.

Brookfield Renewable Energy Partners L.P., Brookfield Renewable Energy L.P. (“BRELP”), Brookfield BRP Holdings (Canada) Inc., BRP Bermuda Holdings I Limited (collectively, the “Original Guarantors”), Brookfield BRP Europe Holdings (Bermuda) Limited (“Europe Holdco”) and Brookfield Renewable Investments Limited (“Investco”) have each unconditionally, jointly and severally, guaranteed the due payment of all Guaranteed Obligations (as defined below) pursuant to guarantees in favour of the Trustee dated as of November 23, 2011, in respect of the Original Guarantors, October 7, 2014, in respect of Europe Holdco and February 26, 2015, in respect of Investco.

C.	The Borrower is an Affiliate of the Guarantor and the Borrower and the Guarantor have agreed that the Guarantor will guarantee the Guaranteed Obligations in accordance with this Agreement.

D.	The Guarantor will, directly or indirectly, benefit from the issuance of Debentures under the Indenture from time to time and, accordingly, desires to execute this Guarantee.

NOW THEREFORE in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with the Trustee as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, all capitalized terms used and not defined in this Agreement will have the meanings given to such terms in the Indenture. In addition, the following terms will have the following meanings:

1.1.1    “Additional Guarantor” means a “Guarantor” as that term is defined in the Indenture, other than the Guarantor under this Agreement, and any other Person that has guaranteed the Guaranteed Obligations;

1.1.2    “this Agreement”, “this Guarantee”, “herein”, “hereof”, “hereby”, “hereunder” and any similar expressions refer to this Guarantee as it may be supplemented, amended or restated from time to time, and not to any particular Article, section or other portion hereof;

1.1.3    “Borrower” means Brookfield Renewable Partners ULC (formerly Brookfield Renewable Energy Partners ULC) a corporation incorporated under the laws of Alberta, and its successors;

1.1.4    “Event of Default” means the occurrence of any of the following:

(a)	any Event of Default under the Indenture;

(b)	failure on the part of the Guarantor to perform or comply with Section 5.6 of this Agreement;

(c)

failure on the part of the Guarantor to perform any other covenant or agreement of the Guarantor under this Agreement for the benefit of the Debentureholders, which failure continues for 60 days after written notice thereof is given to the Guarantor by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Debentures; or

(d)	failure on the part of the Guarantor to make payment of any amounts payable by it under this Agreement;

1.1.5    “Guaranteed Obligations” means the principal of, premium, if any, and interest on all Debentures issued by the Borrower under the Indenture from time to time when and as the same shall become due and payable, whether at maturity, upon redemption, acceleration or otherwise, and all other obligations and liabilities owing by the Borrower to the Trustee under the Indenture, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of the Indenture;

1.1.6    “Guarantor Counsel” means legal counsel retained by the Guarantor;

1.1.7    “Officers’ Certificate” means a certificate of the Guarantor signed by any two officers of the Guarantor in their capacities as officers and not in their personal capacities; and

1.1.8    “Proceedings” means any receivership, insolvency, proposal, bankruptcy, compromise, arrangement, winding-up, dissolution or other similar judicial proceedings.

1.2	Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3	References to Articles and Sections

Whenever in this Agreement a particular Article, section or other portion thereof is referred to, such reference pertains to the Article, section or portion thereof contained herein unless otherwise indicated.

1.4	Currency

All amounts in this Agreement are stated and shall be paid in Canadian currency.

1.5	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.6	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.

1.8	Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Guarantor hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

ARTICLE 2

GUARANTEE

2.1	Guarantee

The Guarantor unconditionally guarantees the due payment of all Guaranteed Obligations.

2.2	Continuing Guarantee

The guarantee herein shall be a continuing guarantee of the payment of all the Guaranteed Obligations and shall apply to and secure any ultimate balance thereof due or remaining unpaid. The guarantee herein shall not be considered as wholly or partially satisfied by the intermediate payment or satisfaction at any time of all or any part of the Guaranteed Obligations.

ARTICLE 3

ENFORCEMENT OF GUARANTEE

3.1	Demand

Upon the occurrence of an Event of Default, the Guarantor shall, on demand by the Trustee, forthwith pay to the Trustee all Guaranteed Obligations for which such demand was made.

3.2	Right to Immediate Payment or Performance

The Trustee shall not be bound to make any demand on or to seek or exhaust its recourse against the Borrower or any other Person before being entitled to demand payment from the Guarantor and enforce its rights under this Agreement, and the Guarantor hereby renounces all benefits of discussion and division.

3.3	Trustee’s Statement

The statement in writing of the Trustee as to the amount payable hereunder shall be binding upon the Guarantor and conclusive against it in the absence of manifest error.

ARTICLE 4

PROTECTION OF TRUSTEE

4.1	Liability Absolute

The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged, diminished or in any way affected by:

4.1.1    any amalgamation, merger, consolidation or reorganization of the Borrower, the Guarantor or the Trustee, or any continuation of the Borrower, the Guarantor or the Trustee from the statute under which it now or hereafter exists to another statute, whether under the laws of the same jurisdiction or another jurisdiction;

4.1.2    any change in the name, business, objects, capital structure, ownership, constating documents, by-laws or resolutions of the Borrower, the Guarantor or the Trustee, including without limitation any transaction (whether by way of transfer, sale or otherwise) whereby all or any part of the undertaking, property and assets of the Borrower, the Guarantor or the Trustee becomes the property of any other Person;

4.1.3    any Proceedings of or affecting the Borrower, the Guarantor, the Trustee or any other Person, and any court orders made or action taken by the Borrower, the Guarantor, the Trustee or any other Person under or in connection with those Proceedings, whether or not those Proceedings or orders or that action results in any of the matters described in Section 4.2 occurring with or without the consent of the Trustee;

4.1.4    any defence, counterclaim or right of set-off available to the Borrower; and

4.1.5    any other circumstance which might otherwise constitute in whole or in part a defence available to, or a discharge of, the Guarantor, the Borrower or any other Person in respect of the Guaranteed Obligations or the liability of the Guarantor.

4.2	Dealings by Trustee

The Trustee may from time to time in its absolute discretion, without discharging, diminishing or in any way affecting the liability of the Guarantor hereunder:

4.2.1    enforce or take action under or abstain from enforcing or taking action under the Indenture, any other guarantee or any other agreement;

4.2.2    renew all or any part of the Guaranteed Obligations or grant extensions of time or any other indulgences to the Borrower or to any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

4.2.3    accept or make any compositions or arrangements with or release, discharge or otherwise deal with or abstain from dealing with the Borrower or any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

4.2.4    in whole or in part prove or abstain from proving a claim of the Trustee in any Proceedings of or affecting the Borrower or any other Person; and

4.2.5    agree with the Borrower, any other guarantor or any other Person to do anything described in Sections 4.2.1 to 4.2.4,

whether or not any of the matters described above occur alone or in connection with one or more other such matters.

ARTICLE 5

COVENANTS OF THE GUARANTOR

5.1	Limitations on Indebtedness

The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Funded Indebtedness unless, after giving effect thereto, the Funded Indebtedness of BREP, calculated on a consolidated basis, would not exceed 75% of Total Consolidated Capitalization.

5.2	Limitation on Liens

The Guarantor will not create or permit to exist any lien on any present or future assets of the Guarantor to secure any borrowed money, or permit any of its Subsidiaries to create or permit to exist any lien on any present or future assets of such Subsidiary to secure any borrowed money, unless at the same time the Guaranteed Obligations are secured equally and ratably with such borrowed money, provided that this shall not apply to liens existing on the date hereof or Permitted Encumbrances. Upon being advised by the Guarantor in writing in an Officers’ Certificate that security has been provided for the Guaranteed Obligations on an equal and ratable basis in connection with the grant to a third party of security for borrowed money and subsequently that such security to the third party has been released, the Trustee will forthwith release the security granted for the Guaranteed Obligations.

5.3	Limitations Concerning Merger, Consolidations and Certain Asset Sales

So long as any Debentures are outstanding, the Guarantor will not enter into any transaction, directly or indirectly through a Subsidiary of the Guarantor, whereby all or substantially all of the undertaking, property and assets of the Guarantor would become the property of any other Person (any such Person being herein referred to as a “Successor”), whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, provided that nothing contained in this Indenture will prevent any such transaction if:

(a)

the Successor shall have executed, prior to or contemporaneously with the consummation of any such transaction, an assumption of the obligations of the Guarantor under this Agreement, including the due and punctual payment of all amounts payable hereunder, and such other instruments as in the opinion of the Guarantor’s Counsel are necessary or advisable to evidence the agreement of the Successor to observe and perform all the covenants and obligations of the Guarantor under this Indenture;

(b)

no condition or event shall exist as to the Guarantor or the Successor, either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after compliance by the Successor with the provisions of this Section 5.6, which constitutes or would constitute, after the giving of notice or lapse of time, or both, an Event of Default; and

(c)	the Guarantor shall have delivered to the Trustee an Opinion of the Guarantor Counsel and an Officers’ Certificate stating that the conditions precedent in this Section 5.6 have been satisfied,

provided, however, the provisions of this Section 5.6 shall not be applicable to any transaction between or among any one or more of the Borrower, the Guarantor, an Additional Guarantor and/or any Subsidiary of any of them.

Whenever the conditions of this Section 5.6 have been duly observed and performed, (i) the Person who was a party to this Agreement as Guarantor immediately prior to the transaction described in Section 5.6 shall be released and discharged from all liability under this Agreement, (ii) references to the Guarantor under this Agreement will thereafter refer to the Successor which has complied with the provisions of this Section 5.6, and (iii) the Trustee will execute and deliver any documents which it may be advised are necessary, desirable or advisable for effecting or evidencing such release and discharge.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties

The Guarantor represents and warrants to the Trustee as follows:

6.1.1    it is duly created and existing under the laws of its jurisdiction of formation and has the power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

6.1.2    it has the power and capacity to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

6.1.3    it has taken all necessary corporate and, if applicable, partnership action to authorize the execution, delivery and performance of this Agreement;

6.1.4    there is no unanimous shareholder agreement which restricts, in whole or in part, the powers of the directors of the Guarantor to manage or supervise the business and affairs of the Guarantor;

6.1.5    the entering into of this Agreement and the performance by the Guarantor of its obligations hereunder does not and will not contravene, breach or result in any default under the constating documents of the Guarantor or under any material mortgage, lease, agreement or other legally binding instrument, license, permit or law to which the Guarantor is a party or by which the Guarantor or any of its properties or assets may be bound and will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of the Guarantor under any material mortgage, lease, agreement or other legally binding instrument of or affecting the Guarantor; and

6.1.6    no authorization, consent or approval of, of filing with or notice to, any Person or governmental body is required in connection with the execution, delivery or performance of this Agreement by the Guarantor.

ARTICLE 7

DEFAULT

7.1	Judgment Against the Guarantor

In case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against the Guarantor in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon.

7.2	Immunity of Shareholders, Directors and Officers

The Trustee and the Holders by their acceptance of the Debentures hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer or partner of the Guarantor or of any successor thereof for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Guarantor herein or in the Debentures contained.

7.3	Recourse

Notwithstanding anything contained in this Guarantee or the Indenture to the contrary, the obligations of the Guarantor hereunder will be performed, satisfied and paid only out of, and enforced only against, and recourse will only be had against, the assets of the Guarantor.

ARTICLE 8

MISCELLANEOUS

8.1	Incorporation by Reference

The provisions of Articles 11 (Meetings of Debentureholders), 12 (Notices), 13 (Concerning the Trustee) and 14 (Supplemental Indentures) of the Trust Indenture shall apply mutatis mutandis to this Guarantee.

8.2	Payment of Costs and Expenses

The Guarantor shall pay to the Trustee on demand all costs and expenses of the Trustee, its officers, employees and agents and any receiver or receiver-manager appointed by it or by a court in connection with this Agreement, including, without limitation, in connection with:

8.2.1    any actual or proposed amendment or modification hereof or any waiver hereunder and all instruments supplemental or ancillary thereto;

8.2.2    obtaining advice as to the Trustee’s rights and responsibilities under this Agreement; and

8.2.3    the defence, establishment, protection or enforcement of any of the rights or remedies of the Trustee under this Agreement including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, this Agreement;

and further including, without limitation, all of the reasonable fees, expenses and disbursements of the Trustee’s lawyers, on a substantial indemnity basis, incurred in connection therewith and all sales or value-added taxes payable by the Trustee (whether refundable or not) on all such costs and expenses.

8.3	No Waiver

No delay on the part of the Trustee in the exercise of any right, power or remedy hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Trustee of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Trustee permitted hereunder shall in any way impair or affect its rights, powers or remedies under this Agreement.

8.4	Termination

8.4.1    This Guarantee shall terminate and be of no further force and effect at the earlier of the date that: (i) the Guaranteed Obligations have been indefeasibly paid or performed in full; and (ii) all of the Debentures have been purchased by one or more Affiliates of the Borrower.

8.4.2    This Guarantee shall terminate automatically upon the occurrence of any of the following events:

8.4.2.1    the Guarantor becomes a wholly-owned subsidiary entity of an Additional Guarantor; or

8.4.2.2    the Guarantor becomes a wholly-owned subsidiary entity of Brookfield Renewable Partners L.P. or BRELP.

The Guarantor shall notify the Trustee in writing of the occurrence of either of the events under this Section 8.4.2.

8.4.3    Notwithstanding the definition of Guaranteed Obligations in Section 1.1.5, upon five days’ notice in writing to the Trustee, the Guarantor may terminate this Guarantee in respect of Guaranteed Obligations relating to any Series issued after the expiry of that five-day period, but not in respect of any Guaranteed Obligations incurred or arising before the expiry of that five-day period.

8.5	Successors and Assigns

This Agreement shall be binding upon the Guarantor and its successors and enure to the benefit of the Trustee and its successors and assigns.

8.6	Copy Received

The Guarantor acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the date first above written.

BEP SUBCO INC.

by:
Name:
Title: